Exhibit 10.14
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Loan Contract

Shouguang Rural Commercial Bank

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Friendly Prompt

Dear Sir or Madam:

For your benefit, please read the following instructions before this contract is concluded.

1.	Ensure that you are aware of or are in possession of general knowledge of the law relating to borrowing from this bank.
2.	Ensure you have read all the terms of this contract and are aware of the full and comprehensive meaning of such terms.
3.	Ensure you have guaranteed the authenticity, legitimacy and effectiveness of the relevant certificate and materials that you have submitted to the rural commercial bank.
4.	Ensure you have acknowledged that you have the right to sign this contract.
5.	Ensure you have ascertained the corresponding legal consequence that any fraudulant act, omission or breach of the contract will bear.
6.	You must sign and perform this contract with good and honest intent and will be subject to the principle of good faith.
7.	Please fill out this contract using pen or sign pen.

If you have any questions relating to this contract, please contact the Rural Commercial Bank.

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Loan Contract

(Shou) Nong Shang Hang Jie Zi (2009) No.3-141

Borrower (Full Name): Weifang Jinzheng Poultry Co., Ltd

Lender (Full Name): Shandong Shouguang Rural Cooperative Bank

In accordance with the relevant state laws and regulations, this contract is concluded through friendly consultation by both parties.

Clause 1	The Loan

1.	Type of the Loan: Short-term working capital loan

2.	Use of the Loan: Purchasing duck

3.	Type of Currency, Amount of the Loan and Written in Capital Form: RMB FIVE MILLION.

4.	Term of the Loan

(1)	See the following table regarding the specifics of the term of the loan.

Loan Release				Maturity
Year	Month	Day	Amount	Year	Month	Day	Amount
2009	11	22	5,000,000.00	2010	11	10	5,000,000.00

(In the event that the lines in the table are not enough, the added schedule shall be part of this contract.)

(2)
Where there is any inconsistency between the amount, release date or maturity date stipulated in this contract and the stipulations on the loan note, the latter shall prevail. The loan note is part of this contract and has the same legal effect as the contract.

5.	Interest Rate of the Loan

The interest rate shall be determined by the second method below:

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(1)	Floating Interest Rate

The interest rate will be (raised /reduced) at            % on the basis of benchmark interest rate, and the annual interest rate is             %.

The adjustment cycle of interest rate shall be (in capital)                 months. In the case that People’s Bank of China (the “PBOC”) adjusts the benchmark loan interest rate, the Lender may charge an interest in accordance with the new interest rate to be determined in line with the above mentioned methods on  the basis of the corresponding benchmark interest rate after adjustment, without notice to the Borrower.

(2)	Fixed Interest Rate

The interest rate will be raised (raised /reduced) at 40 % on the basis of benchmark interest rate, and the annual interest rate is 6.195 % up to the maturity date.

The interest rate of the foreign exchange loan shall be determined by the method below:

(1)
The interest rate will be calculated through the (LIBOR/HIBOR) of (in capital)              months plus              % of the margin with a floating period of (in capital)            months. LIBOR/HIBOR is the corresponding London/Hong Kong Inter-bank Offered Rate two business days prior to the value date published by Reuters News Agency.

(2)	The annual interest rate is % up to the maturity date.

(3)	Other methods:

6.	Interest Settlement

The interest on the loan hereunder shall be paid per month (month/quarter), and the interest settlement date is the twentieth day of each month (month/end month of each quarter). The Borrower shall pay the interest on the settlement date. If payment for the last installment is not on the settlement date, the interest shall be paid together with the principal (day rate = month rate/30)

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Clause 2	If the following conditions are not satisfied, the Lender shall be entitled to refuse to provide the loan hereunder:

1.	The Borrower shall open a primary account with the Lender.

2.	The Borrower shall offer the relevant documents or materials and settle the follow-ups in accordance with the requirement’s of the Lender.

3.
If the loan hereunder is a foreign exchange loan, the Borrower shall obtain the approval, registration and other legal procedures related to this loan in accordance with the applicable laws and regulations.

4.
Where there is a mortgage or pledge set up for the loan then the relevant prescribed procedures, such as registration and/or insurance, shall be completed, and such mortgage, pledge or insurance shall remain in force. Where there is a guaranty set up for the loan, the guaranty agreement shall be signed and come into force.

Clause 3	Rights and Obligations of the Lender

1.
The Lender is entitled to acknowledge the Borrower’s production, management, financial activity, material inventory, use of the loan and other conditions, and to require the Borrower to make available all relevant documents, materials and information like financial statements on schedule.

2.
If the Borrower causes any adverse situations or actions, which are sufficient to influence the safety of the loan, including but not limited to, the stipulations in the subparagraph 7, 8, 10 under Clause 4, the Lender may cease to grant the loan or may recover the loan in advance.

3.
When the Lender recalls, according to the terms herein or in advance, the principle, interest, default interest, cumulative interest and other fees that the Borrower must pay, the Lender is entitled to deduct directly from any account of the Borrower.

4.
If the amounts the Borrower repaid is not sufficient to clear off the payables hereunder, the Lender is entitled to prioritise whether to pay the principle, interest, default interest, compound interest or other fees.

5.	If the Borrower fails to perform the repayment obligation, the Lender is entitled to make the Borrower’s breach of contract known to the public.

6.	The Lender shall grant the full amount of the loan to the Borrower on schedule.

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Clause 4	Rights and Obligations of the Borrower

1.	The Borrower has the right to gain and use the loan in accordance with the provisions set forth in this contract.

2.	The Borrower shall transact the settlement and deposit related to the loan hereunder through the account stipulated in the Clause 2 hereof.

3.
If the loan hereunder is a foreign exchange loan, the Borrower shall obtain related approval, registration and other legal procedures related to this loan in accordance with the applicable laws and regulations.

4.
The Borrower shall repay the principle and the interest on schedule. If the payment needs to be extended, the Borrower shall submit a written application to the Lender 15 days prior to the maturity date. On obtaining the consent of the Lender, the loan extension contract shall be concluded.

5.	The Borrower shall use the loan in accordance with the provisions set forth herein, and not misappropriate or divert the loan.

6.
The Borrower shall offer true, complete, effective financial statement or other relevant materials and information to the Lender monthly, and actively coordinate with the Lender to check it’s production, management, financial activity and use of the loan hereunder.

7.
The Borrower shall give a written notice to the Lender in advance of any contract, lease, remolding with the stock system, affiliation, combination, merge, split, joint venture, property transfer, application for suspending business for rectification, dissolving, bankrupting and other actions implemented by the Borrower, which is sufficient to cause changes to the debtor-creditor relationship hereunder or impose influence on the realization of the creditor's rights. After obtaining the consent of the Lender, the Borrower shall implement the repayment obligation of the debts or prepay the debts, otherwise, the implementation of the above actions is not allowed.

8.
In addition to the above mentioned actions, any other affairs which might have a materially adverse effect on the obligations of repayment hereunder caused by the Borrower, such as off production, out of business, cancellation of business registration, revocation of business license, engaging in illegal activities by the legal representative or authorative persons, being involved in material litigation or arbitration, encountering serious business difficulties and deteriorated financial situation, shall result in the Borrower providing prompt notice to the Lender of such affairs in writting, and implementing the measures provided for creditor’s rights preservation, accepted by the Lender.

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9.
In the case that theBorrower will provide guaranty, or set up a mortgage or pledge on its principle property for a third party, which results in the impososition of an adverse effect or adverse effects on it’s repayment capacity for the loan hereunder, the Borrower shall provide  advanced written notice to the Lenderand obtain consent from the Lender.

10.	The Borrower and its investors shall not withdraw their capital illegally, transfer assets or transfer shares on their own authority for the purpose of evading debts.

11.	Should there be any changes in the name, legal representative, address, business scope and other affairs of the Borrower, the Borrower shall provide prompt written notice to the Lender.

12.
If off production, out of business, cancellation of registration, revocation of business license, bankruptcy and operation loss happened to the guarantor for the loan hereunder, and caused the guarantor to lose the guarantee ability, partly or wholly, or the value of the guaranty, pledge, and pledge rights on the loan hereunder is detracted, the Borrower shall promptly provide  alternative guarantee measures that are deemed acceptable by the Lender.

13.
The Borrower shall assume the fees charged for lawyer service, insurance, transformation, evaluation, registration, storage, identification, notarization and other fees related with this contract and the guaranty hereunder.

Clause 5	Prepayment

Prepayment of the loan by the Borrower shall be subject to written consent from the Lender. If the Lender agrees with the Borrower on the prepayment, the interest of prepaid amount shall be calculated in accordance with the second method as follows:

1.	The interest is calculated on the basis of the interest rate and loan term specified in this contract.

2.	The interest is calculated in accordance with the interest rate which is raised forty percent(in capital) on the basis of the rate specified herein and the days actually lapsed.

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Clause 6	Liability for Breach of Contract

1.
If any losses are incurred by the Borrower as a result of the Lender’s failure to grant the loan in the full amount at the time stipulated hereof, the Lender shall pay the Borrower liquidated damages on the basis of the default amount and overdue days by using the same calculation method as that for the overdue interest for the same period.

2.
If the Borrower fails to repay the principle in accordance with the stipulated time herein, the Lender may charge a default interest for the overdue loan from the overdue date to the last payment date, which is calculated by raising 【】% on the basis of the interest rate specified in this contract. If the currency of loan is Renminbi and the interest rate is determined as a floating rate, the default interest rate shall be raised accordingly from the subsequent month, provided that PBOC raises the benchmark interest rate for the same period during the term of loan.

3.
If the Borrower fails to comply with the usage of the loan stipulated herein, the Lender may charge a default interest for the amount in default from the breach date to the last payment date which is calculated by raising  % on the basis of the interest rate specified in this contract. The default interest rate shall be  raised accordingly from the subsequent month, provided that PBOC raises the benchmark interest rate of the same period during the term of loan.

4.	The Lender may charge a cumulative interest for the accrued interest payable in accordance with the provisions stipulated by PBOC.

5.
If the Borrower violates the obligations hereunder, the Lender has the right to; request the Borrower to correct such breach within a time limit, cease the loan, recover the loan in advance, declare that the loan under other contracts concluded between the Borrower and the Lender is due immediately or take other measures to preserve the property.

6.
If any guarantor for the loan hereunder violates their obligations specified in the security contract, the Lender has the right to take measures to preserve the property, such as cease the loan, recover the loan in advance or other measures.

7.
If the Lender launches any litigation or arbitration due to the Borrower’s breach of contract, the Borrower shall assume the legal fee, travel expenses and other fees related with the realization of the creditor's rights paid by the Lender.

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Clause 7	Security for Loan

The guaranty for the loan hereunder is of joint and several liability, and a guaranty contract shall be concluded otherwise. In case that guaranty is subject to maximum amount, the number of the guaranty contract is Shou Nong Shang Hang Bao Zi (2009) 3-141.

Clause 8	Settlement of Disputes

Any disputes arising during the performance of this contract, shall be settled through the friendly consultation of both parties, or settled according to the first way as follows:

1.	Litigation, which is governed by the People's Court at the place where the defendant domiciled.

2.	Arbitration, which shall be submitted to [blank] (the full name of arbitration agency) for arbitration according to its applicable arbitration rules.

During the period of litigation or arbitration, the other clauses not in dispute shall be performed continuously.

Clause 9	Other Terms

[Blank]

Clause 10	Effectiveness

This contract shall come into force on the day on which it is signed and stamped by both parties.

Clause 11	Originals

This contract is executed in triplicate, and each Party (Borrower, Lender, and guarantor) holds one which has the same legal effects.

Clause 12	Tips

The Lender has warned the Borrower to understand the printed clauses hereof, wholly and correctly, and explained the relevant clauses in detail on the request of the Borrower. All  parties have reached a common understanding with regards to this contract.

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Borrower: Weifang Jinzheng Poultry Co., Ltd

(Signature)

Legal Representative /
Authorized Representative: (Junfeng Shan’s signature)

Lender: Shandong Shouguang Rural Cooperative Bank

(Signature)

Legal Representative /
Authorized Representative: (Shijun Sun’s signature)

Date of Contract: November 20, 2009
Contracting Place: Daokou Branch, Shouguang Cooperative Bank